2013 EXECUTIVE SUMMARY

INTRODUCTION

Positron Corporation (the Company) is a nuclear medicine healthcare company specializing in the field of cardiac Positron Emission Tomography (PET) imaging - the gold standard diagnostic test in nuclear cardiology.

Positron’s products and services enable healthcare providers to more accurately diagnose disease and improve patient outcomes, while practicing cost effective medicine. Positron is the only company that will provide an economical, end-to-end solution for PET myocardial perfusion imaging through complementary product integration of PET imaging systems, radiopharmaceuticals, and radioisotopes.

The Company believes its unique proprietary products, market position and vertically integrated strategy will lead to accelerated adoption and growth of the cardiac PET modality in the U.S. and emerging markets. Through leadership within our field, Positron intends to gain a dominant market position with strong earnings potential, ultimately becoming a sustained, long-term value creator for industry participants and our shareholders.

Positron Corporation is a publicly traded company and files annual, quarterly, special reports, proxy statements and other information with the SEC. Shares of common stock of Positron Corporation are currently trading on the National Association of Securities Dealers, Inc.’s OTC Bulletin Board under the symbol POSC.OB.

OUR MISSION

Our mission is to facilitate the stabilization, security and growth of the cardiac PET industry by providing cardiologists with: an economical, high-quality, PET imaging system; a reliable supply of radiopharmaceuticals for imaging procedures, and a comprehensive clinical, technical, support and service program. Positron is the future of cardiac PET.

THE COMPANY

Positron, a pioneer in cardiac PET, is well branded in the field of nuclear cardiology. Founded in 1983, Positron has gained significant traction in the industry based on its imaging technology and strong commitment towards advancing cardiac care. Originally a research & development company, Positron’s business strategy has evolved and grown over the past several years. Positron has expanded from a medical imaging device manufacturer to a nuclear healthcare company integrating the key components of the cardiac PET supply chain to provide an end-to-end solution for the market. Led by an experienced management team, Positron has become a true business enterprise with strong recurring revenue generating business model scalable to the global marketplace.

The Company’s unique products, market position and vertical integration strategy will stabilize and secure the supply chain, significantly reducing costs and industry uncertainties, a substantial advantage, leading to further adoption and growth of the cardiac PET modality.

Positron, through an acquisition of Manhattan Isotope Technology (MIT) in 2012, is the only commercial resource in the U.S. with practical knowledge and experience in all stages of Strontium-82 (Sr-82) production and generator lifecycle management. Positron seeks to secure both short and long-term supply of radioisotopes used in cardiac PET imaging. Currently, the Company is producing Active Pharmaceutical Ingredient (API) grade Sr-82 at its Lubbock, Texas, facility from strontium received from foreign irradiated source suppliers. The Company intends to further supplement strontium resources by pursuing additional supply agreements with all domestic and foreign irradiated source suppliers, requesting increases in production schedules from third party suppliers, and by recycling expired generators. Positron seeks to secure a long-term North America supply of medical radioisotopes for cardiac PET imaging by building and operating the world’s largest commercial high-energy/high-current cyclotron (70MeV) within the U.S. This 70 MeV cyclotron will be at the heart of providing a reliable, dependable, and indigenous supply of radioisotopes, stabilizing and building confidence in the PET market and nuclear medicine community overall.  Securing and delivering a reliable supply of radioisotopes should also increase the demand for Positron’s complementary products.

Positron’s business strategy is to gain a dominant market share through the vertical integration of such key components: imaging technologies, clinical services, radiopharmaceutical & radioisotope processing, production, and distribution. Positron creates market efficiencies by integrating these critical components. Positron intends to maximize market share by offering cost-effective, value added solutions to end-users that meet the current and future nuclear cardiology market demands.

KEY COMPONENTS & PRODUCTS

Positron is facilitating the stabilization, security and growth of the cardiac PET field by integrating the field’s four key supply chain components.

1. PET IMAGING SYSTEMS: SUPPORT AND SERVICE

The Attrius® is a dedicated PET imaging system, which is optimized for myocardial perfusion imaging. Positron’s Attrius provides customers with state-of-the-art imaging technology for the diagnosis, treatment and prevention of cardiovascular disease. This system enables healthcare providers to more accurately diagnose disease and improve patient outcomes, while practicing cost effective medicine.

Attrius is the only FDA approved dedicated PET scanner optimized for cardiac imaging. The Attrius is targeted toward cardiac clinics and hospitals and is designed to meet the performance, budget and space constraints of the most demanding customers. It received Frost & Sullivan’s North American Molecular Imaging Systems New Product Innovation Award in 2010, stating it as “the ideal solution for cardiologists and hospitals seeking to provide high accuracy, cost effective medicine to their patients.”

Positron has further advanced its product portfolio with the recent addition of Coronary Flow Reserve (CFR) software. This FDA approved CFR software package, cfrQuant™, was developed in collaboration with the University of Texas and leading cardiologist, K. Lance Gould, M.D. Positron is licensed to distribute and support this software, a clear differentiator in patient diagnosis. In conjunction with the Attrius system, Positron offers PosiStar, a world-class customer care plan, which includes clinical applications support and service.

2. RADIOPHARMACEUTICALS: MANUFACTURING, PROCESSING & DISTRIBUTION

Positron is negotiating a strategic alliance with Jubilant DraxImage Inc. (JDI), an Sr-82/Rb-82 generator manufacturer, whose generator and related infusion cart is currently in the FDA approval process. Upon FDA approval, Positron expects to market and distribute the first and only alternative to Bracco’s Cardiogen-82 generator. Positron will supply JDI with Sr-82 for their generator production. Positron intends to offer generators to their current and future Attrius customers and will introduce new customers to JDI’s generator utilizing Positron’s current nuclear cardiology network. Initial efforts will be focused on North America.

Positron’s PosiRx system automates the elution, preparation, and dispensing processes for radiopharmaceutical agents used to diagnose cancer and cardiac disease. PosiRx was created to simplify and control the procedures associated with compounding radiopharmaceuticals and is the first system of its kind to offer a complete and comprehensive automated solution. By creating a more efficient and economical alternative to the current dispensing model, PosiRx benefits clinics and hospitals with average to high SPECT imaging and pharmaceutical compounding volumes in the U.S. and abroad.

3. RADIOISOTOPES: PRODUCTION & DISTRIBUTION

Positron, through MIT, was assigned its Drug Master File (DMF) from the FDA for API grade Sr-82. This marks Positron’s entrance into the radioisotope market with a high demand product, a precursor for cardiac PET radiopharmaceuticals. Positron is the only commercial resource in the U.S. that possesses the practical experience and knowledge in all stages of Sr-82 production and generator lifecycle management. Currently, Positron produces API grade strontium-82, the parent isotope of Rb-82, from precursor target material received from its foreign collaborators. In a pursuit to secure isotopes for North American consumption and increase the global radioisotope supply, Positron plans to build and operate the world’s largest commercial high-energy/high-current cyclotron (70MeV) within the U.S.

2

4. FINANCIAL SOLUTIONS

Positron will provide customers with a variety of innovative risk mitigating financing programs, which are designed to minimize any barriers of entry, thus accelerating the expansion of cardiac PET and further securing Positron’s position in the market.

INDUSTRY ANALYSIS

Nuclear medicine helps in the diagnosis, management and prevention of cardiovascular disease (CVD) in patients. Radiopharmaceuticals are injected into a patient to provide the most accurate, non-invasive test for identifying narrowed coronary arteries, mild cholesterol build-up or diffuse coronary vascular disease, conditions that are responsible for almost all heart attacks.

Cardiovascular disease is the leading cause of death in the United States and constitutes 17% of overall national health expenditures (Forecasting the Future of Cardiovascular Disease in the United States, American Heart Association, 2011). Direct CVD costs are projected to increase from $273 Billion, in 2010, to $818 Billion, in 2030; with indirect costs, due to lost productivity, expected to rise from $172 Billion to $276 Billion by 2030.

PET vs. SPECT

There are two main imaging modalities utilized in nuclear cardiology: Single Photon Emission Computed Tomography, or SPECT, and Positron Emission Tomography, or PET.

In myocardial perfusion imaging, PET has been proven to be superior in sensitivity and specificity when compared to SPECT, the more commonly utilized modality. Cardiac PET scans, with Rubidium-82 Chloride (Rb-82) or Nitrogen- 13 Ammonia (N-13), result in a lower patient radiation exposure and is capable of performing superior quantitative measurements such as coronary flow reserve.  Cardiac PET imaging has been shown to provide a 50% reduction in invasive coronary arteriography and coronary artery bypass grafting, leading to a 30% costs savings and improved clinical outcomes, when compared to SPECT (M.E. Merhige, M.D., et al. Journal Nuclear Medicine 2007; 48: 1069-1076).

The cardiac PET equipment market is much smaller than SPECT, but has seen significant annual growth of 30% during the last decade. According to Bracco Diagnostics, there were approximately 160 dedicated cardiac PET & PET/CT scanners performing nuclear cardiology within the U.S. in 2010, a tenfold increase since 2006.

BARRIERS TO ENTRY

For many years, one of the major constraints for adoption of this modality had been the high cost of PET and PET/CT scanners. Many practices and hospitals could not justify the cost of a new system for cardiac studies. In 2010, Positron received FDA clearance to market and distribute its dedicated PET system, which is optimized for nuclear cardiology. The Attrius is the only new, cost effective, dedicated PET system available on the market. Other system manufacturers (GE, Philips, Siemens) offer PET/CT cameras, which have a 200%-300% higher purchase price; PET/CT systems also possess attributes that may affect the accuracy of a perfusion study, leading to false positives.

Another more recent issue that has slowed the growth of nuclear cardiology is the shortage of the key drugs utilized in both SPECT (molybdenum-99/Tc-99m) and PET imaging (strontium-82/Rb-82).

The strontium-82 isotope decays to produce the Rb-82 tracer utilized in cardiac PET studies. Rb-82 is the most commonly used cardiac PET tracer in the United States. The FDA approved Rb-82 in 1989 for use in the detection of coronary artery disease and the Health Care Financing Administration approved reimbursement for Rb-82, PET MPI, in 1995 as a first line test in symptomatic patients. Rubidium is uniformly available through generator production in the U.S. and is used in conjunction with an automatic infusion system.

Over the past five years the explosive growth of cardiac PET imaging has driven a significant increase in the use of Sr-82/Rb-82 generators. The increasing demand for Sr-82 is beginning to outpace supply. Until recently, the U.S. Department of Energy had been the only entity in the United States capable of providing this material. In August of 2012, MIT submitted its DMF with the FDA and has begun production of API grade strontium-82.

3

Due to the growing demand and limited supply, the industry suffered a strontium shortage in January 2011, effecting supply of Rb-82 generators. The same year Bracco Diagnostics Inc., the sole market supplier of the Rb-82 generator, underwent a voluntary recall of generators, further stunting industry sales and growth.

Positron is acutely focused on production of strontium-82. Positron possesses certain resources and technical advantages, unique to MIT, which will increase current and future strontium supply. Positron anticipates the cardiac PET market to rebound in Q1/Q2 2013, beginning with Bracco’s ability to now accept new generator customers, with accelerated expansion upon market entry of DraxImage’s generator, once FDA approved.

FUTURE RADIOISOTOPE PRODUCTION

70MeV CYCLOTRON

Securing key medical radioisotope(s) is the natural next step in the Company’s progression, which is essential toward integrating the key components within the cardiac PET supply channel.

Given the current shortage of medical radioisotope production and an increasing annual demand for medical imaging, the proposed facility will be unique in that it will be capable of producing isotopes that are not available, or have limited availability, from other commercial sources in the United States or throughout the world.

This high-energy/high-current cyclotron facility will be used primarily for the production of medical radioisotopes in PET diagnostic imaging and radiotherapy. Sr-82 will be the primary radioisotope produced at this facility. Sr-82 is in short supply and currently only produced in the U.S. by the Department of Energy (DOE) National Laboratories.

Upon completion, this 70 MeV higher-energy cyclotron will be capable of producing enough Sr-82 to supply generators for our current customer base with sufficient excess to meet the current and future North American demand. This is a capital-intensive project that can eliminate the largest market-limiting factor in cardiac PET market growth.

•	This $65 Million, 70 MeV cyclotron project, will be executed through a wholly owned subsidiary, Positron Isotopes Corporation (PIC). PIC expects to receive financing through a combination of debt and equity raise.
•	Positron has selected IBA Molecular, of Belgium, to manufacture their 70 MeV cyclotron and has identified a number of leading engineering and architecture firms capable of designing such a facility. The facility will be located in Gary, Indiana, and will take approximately 36 months to build.
•	Positron accepted an offer of economic incentives from the City of Gary, Indiana for $30 Million towards this project. Once the project is completed, in 2016, it can add to the consolidated estimated revenue, for Positron Corporation and Positron Isotopes Corporation of more than $150 Million per year.
•	Positron intends to complement the cyclotron with a material processing facility, capable of isotope target manufacturing, with expansion plans for drug manufacturing.
•	Positron expects that this project will: add high margin, high demand complementary products to its existing product portfolio; ensure supply that affects the demand for the Company’s focal products; improve synchronization of supply and demand along the chain of Positron’s products and reduce transaction costs. The project significantly enhances Positron’s value proposition to the nuclear cardiology end-users and ultimately, value to our shareholders.

FINANCIAL ANALYSIS

In 2011, the Company’s revenue was approximately $7 Million, a 44% increase over the prior year. In 2012, Attrius PET sales were severely hindered due to a strontium radioisotope shortage and recalls of Bracco’s Cardiogen-82 generators, currently the only generator approved for use in the U.S. by the FDA. As of December 2012, Bracco has fully resumed the supply of generators to existing customers and is expected to accept new customers in Q1/Q2 2013. The Company believes as the availability of generators for new clients resumes, so will sales of Attrius PET systems.

4

Subject to the availability of Positron's Sr-82 production, access to DraxImage's generators and an increase in Bracco’s customer install base, Positron expects significant growth in Attrius sales over the coming years. Positron estimates 12 Attrius PET systems to be ordered this year with estimates reaching 60 per year in 2016. Growth of Positron’s Attrius PET system install base will also positively impact service revenue, which is expected to increase from $1.3 Million in 2012 to approximately $10 Million in 2016. Positron expects radiopharmaceutical products and radioisotope sales to generate up to $4 Million in 2013, with projected revenue growth up to $100 Million in 2016. Projected revenue is directly correlated to the availability of the strontium-82 radioisotope and rubidium-82 generators.

MARKET POTENTIAL

The cardiac PET industry has an indisputable need for a stable, efficient and economical environment. Through Positron’s leadership and vision to integrate each key segment of the cardiac PET supply chain, the Company will stimulate growth and increase capacity to meet the needs of the global cardiac PET market. Positron intends to become the premier product, services, and solutions provider in the nuclear cardiology industry.

Execution of our plans will strengthen Positron’s position as a major player in the field of nuclear cardiology and will help secure a profitable future for all invested parties. Positron sees its greatest opportunity in addressing issues related to the “single supplier environment” that exists in our field today by focusing its resources and efforts towards acquiring the assets necessary to vertically integrate the cardiac PET value chain.

HIGHLIGHTS

•	Positron was assigned its Drug Master File (DMF) from the FDA for its strontium-82 drug substance.
•	Positron is processing Sr-82 from 3rd party irradiators and is capable of supplying API grade Sr-82 to generator manufactures.
•	Positron is securing supply agreements with all available strontium-82 suppliers.
•	Jubilant DraxImage and Positron has executed a Memorandum of Understanding (MOU) for the strategic collaboration of sourcing and supply of strontium-82 and rubidium-82 generators; definitive agreement expected to be completed in Q1 2013.
•	Positron accepts $30 Million in economic incentives from the City of Gary, Indiana towards the development of Positron’s 70 MeV cyclotron project.
•	The University of Texas Health Science Center at Houston (UTHealth) has received FDA approval for their Coronary Flow Reserve (CFR) quantification software, to be used with Positron’s Attrius PET scanner.

SUCCESS FACTORS

•	Positron’s Attrius PET scanner sales resume with the return of Rubidium-82 generators to the market, expected Q1/Q2 2013.
•	Anticipated market expansion with the FDA approval of the DraxImage’s generator.
•	Launch innovative sales programs and marketing initiatives to accelerate the adoption of cardiac PET.
•	Positron expects financing and project launch of its 70 MeV cyclotron project thereby securing strontium supply for future growth.
•	PosiRx installs/sales are expected to increase through strategic partnerships with radiopharmaceutical and/or distribution companies. The Company is seeking expansion opportunities into emerging markets.
•	Positron projects growth in revenue in 2013 with comparable growth for following years through 2016 when Positron’s cyclotron facility is operational.

POSITRON AS AN OPPORTUNITY

Positron is the only company with the critical components to vertically integrate the fragmented “single source supplier environment” that exists in the cardiac PET market today.

Although the cardiac PET industry experienced its most challenging year ever, it enabled the Company to aggressively pursue its strategy toward aggregating and integrating the key components critical in securing the cardiac value chain. Positron is dedicated to lowering the barriers that have been constricting, or could later constrict, the progress of medical advancements in cardiac PET. Through our efforts to supplement the supply of key radioisotopes and our ability to offer innovative products and services, management has methodically positioned Positron to become the industry’s only end-to-end solutions provider. PET is the future of nuclear cardiology.

5

Projected revenue growth could be exponential over the next several years, increasing as each of our success factors is attained. The culmination of our efforts will have an immediate impact in our business and revenue with an expectation of tangible returns moving forward. Positron is PET.

FORWARD LOOKING STATEMENTS

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Positron Corporation to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Positron assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission.

6